EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The General Partner and Unitholders

Alliance Capital Management Holding L.P.:

We consent to the incorporation by reference in the registration statement on Form S-8, pertaining to the Alliance Commission Substitution Plan, the Amended and Restated Alliance Partners Compensation Plan, and the Alliance Capital Management L.P. Financial Advisor Wealth Accumulation Plan, of Alliance Capital Management Holding L.P. (the “Registrant”) of our reports dated March 15, 2005, with respect to the statements of financial condition of the Registrant as of December 31, 2004 and 2003, and the related statements of income, changes in partners’ capital and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of the Registrant.

/s/ KPMG LLP
New York, New York
August 4, 2005

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